Fee Waiver – CFST I & CFVIT

SCHEDULE A

List of Registrants and Funds

As of August 16, 2017

Registrant

FUNDS

Columbia Funds Series Trust I

Columbia Adaptive Risk Allocation Fund1

Columbia Adaptive Retirement Fund 20202

Columbia Adaptive Retirement Fund 20302

Columbia Adaptive Retirement Fund 20402

Columbia Adaptive Retirement Fund 20502

Columbia Adaptive Retirement Fund 20602

Columbia Alternative Beta Fund1

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund1

Columbia AMT-Free Intermediate Muni Bond Fund1

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund1

Columbia AMT-Free New York Intermediate Muni Bond Fund1

Columbia AMT-Free Oregon Intermediate Muni Bond Fund1

CMG Ultra Short Term Bond Fund1

Columbia Balanced Fund1

Columbia Bond Fund1

Columbia California Tax-Exempt Fund1

Columbia Contrarian Core Fund1

Columbia Corporate Income Fund1

Columbia Disciplined Small Core Fund1

Columbia Diversified Absolute Return Fund2

Columbia Diversified Real Return Fund1

Columbia Dividend Income Fund1

Columbia Emerging Markets Fund1

Columbia Global Dividend Opportunity Fund1

Columbia Global Energy and Natural Resources Fund1

Columbia Global Technology Growth Fund1

Columbia Greater China Fund1

Columbia High Yield Municipal Fund1

Columbia Large Cap Growth Fund1

Columbia Mid Cap Growth Fund1

Columbia Multi-Asset Income Fund2

Columbia New York Tax-Exempt Fund1

Columbia Pacific/Asia Fund1

Columbia Real Estate Equity Fund1

Columbia Select Large Cap Growth Fund1

Columbia Small Cap Growth Fund I1

Columbia Small Cap Value Fund I1

Columbia Solutions Aggressive Portfolio1

Columbia Solutions Conservative Portfolio1

Columbia Strategic Income Fund1

Columbia Tax-Exempt Fund1

Columbia Total Return Bond Fund1

Columbia U.S. Social Bond Fund1

Columbia U.S. Treasury Index Fund1

Multi-Manager Alternative Strategies Fund1

Multi-Manager Directional Alternatives Strategies Fund1

Multi-Manager Growth Strategies Fund1

Multi-Manager Small Cap Equity Strategies Fund1

Multi-Manager Total Return Bond Strategies Fund1

Fee Waiver – CFST I & CFVIT

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio – Asset Allocation Fund3

Columbia Variable Portfolio – Contrarian Core Fund1

Columbia Variable Portfolio – Diversified Absolute Return Fund2

Columbia Variable Portfolio – Long Government/Credit Bond Fund1

Columbia Variable Portfolio – Managed Risk Global Fund2

Columbia Variable Portfolio – Managed Risk U.S. Fund2

Columbia Variable Portfolio – Managed Volatility Conservative Fund2

Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund2

Columbia Variable Portfolio – Managed Volatility Growth Fund2

Columbia Variable Portfolio – Select Large Cap Growth Fund1

Columbia Variable Portfolio – Small Cap Value Fund1

Columbia Variable Portfolio – Small Company Growth Fund1

Columbia Variable Portfolio – Strategic Income Fund1

Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund2

Columbia Variable Portfolio – U.S. Flexible Growth Fund2

Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund2

Variable Portfolio – AQR Managed Futures Strategy Fund1

Variable Portfolio – Lazard International Equity Advantage Fund1

[1]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.
[2]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: taxes (including foreign transaction taxes), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, and infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.
[3]	The following fees and expenses are excluded from the Fund’s operating expenses when calculating the waiver/reimbursement commitment, and therefore will be paid by the Fund, if applicable: management service fee, taxes (including foreign transaction taxes), expenses associated with investment in affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange-traded funds), transaction costs and brokerage commissions, costs related to any securities lending program, dividend expenses associated with securities sold short, inverse floater program fees and expenses, transaction charges and interest on borrowed money, interest, infrequent and/or unusual expenses and any other expenses the exclusion of which is specifically approved by the Fund’s Board.

Fee Waiver – CFST I & CFVIT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A as of August 16, 2017.

COLUMBIA FUNDS SERIES TRUST I
COLUMBIA FUNDS VARIABLE INSURANCE TRUST
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Christopher O. Petersen
Name:	Christopher O. Petersen
Title:	President

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ Amy K Johnson
Name:	Amy K. Johnson
Title:	Head of Operations

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Lyn Kephart-Strong
Name:	Lyn Kephart-Strong
Title:	President